Exhibit 99.1

        Marlin Business Services Corp. Reports Fourth Quarter
                 And Full Year 2003 Operating Results

    MOUNT LAUREL, N.J.--(BUSINESS WIRE)--Feb. 4, 2004--Marlin Business Services Corp. (NASDAQ:MRLN) today reported net income attributable to common shareholders of $1.0 million, or $0.14 per diluted share, for the quarter ended December 31, 2003 and $1.2 million or $0.35 per diluted share for the year then ended pursuant to U.S. Generally Accepted Accounting Principles (GAAP).
    Marlin completed its initial public offering of common stock (IPO) on November 12, 2003. Certain non-recurring expenses and preferred dividends were recorded in 2003 and in prior periods which reduced net income attributable to common shareholders. A reconciliation between net income attributable to common shareholders on a GAAP basis and pro forma net income is provided in a table immediately following the Consolidated Statements of Operations. These charges ended in conjunction with the November IPO and associated corporate reorganization and therefore will not affect future reporting periods. As a result, we believe the pro forma numbers present a clearer and more comparable basis to review the company's fundamental financial performance. Highlights for the quarter and year ended December 31, 2003 include:

    -- For the quarter ended December 31, 2003, pro forma net income was $2.6 million, a 73% increase over the pro forma net income of $1.5 million for the quarter ended December 31, 2002.

    -- Pro forma diluted earnings per share were $0.26 per diluted share in the fourth quarter of 2003, compared to $0.20 per diluted share in the quarter ended December 31, 2002.

    -- For the year ended December 31, 2003, pro forma net income was $9.2 million, a 70% increase over the pro forma net income of $5.4 million for the year ended December 31, 2002.

    -- Pro forma diluted earnings per share was $1.09 per diluted share for the year ended December 31, 2003, an increase of 53% compared to $0.71 per diluted share for the year ended
        December 31, 2002.

    -- Net investment in leases grew to $421.7 million at year-end 2003, a $84.3 million or 25% increase over year-end 2002.
        Based on initial equipment cost, lease production grew 19% to $242 million in 2003 from $203 million in 2002.

    "2003 was a milestone year at Marlin," said Dan Dyer, Chairman and CEO of the company. "The completion of our IPO capped another very successful year of operations. We delivered strong asset growth while maintaining solid asset quality results. Portfolio growth, controlled spending, combined with a wider net interest margin led to strong growth in our core earnings this past year. Our market presence as a leading national provider of small-ticket lease financing solutions to businesses continues to grow."

    Asset Origination

    -- Based on initial equipment cost, lease production was $66.6 million in the fourth quarter of 2003 compared to $65.4 million in the third quarter of 2003 and $53.0 million in the fourth quarter of 2002.

    -- Our end user customer base grew to more than 66,000 as of year-end 2003 compared to 53,500 at year-end 2002.

    Credit Quality

    -- Net charge-offs totaled $1.8 million for the quarters ended December 31, 2003 and September 30, 2003. The provision for credit losses was $2.1 million for the quarters ended December 31, 2003 and September 30, 2003.

    -- On an annualized basis, net charge-offs were 1.82% of net investment in leases during the fourth quarter of 2003 compared to 1.93% for the third quarter of 2003. The provision represented an annualized 2.14% of average net investment in leases in the fourth quarter compared to 2.20% for the third quarter of 2003.

    -- As of December 31, 2003, 0.74% of our total lease portfolio was 60 or more days delinquent and 0.64% as of September 30, 2003, an improvement from the 0.86% reported as of December 31, 2002.

    -- Allowance for credit losses was $5.0 million as of December 31, 2003, a $300,000 increase from $4.7 million as of September 30, 2003. Allowance for credit losses as a percentage of net investment in leases was 1.22% at December 31, 2003 and September 30, 2003.

    -- In conjunction with this release, static pool loss statistics have been added as supplemental information on the investor relations section of our website at www.marlincorp.com.

    Net Interest and Fee Margin and Cost of Funds

    -- The net interest and fee margin was 10.71% for the quarter ended December 31, 2003, an improvement of 25 basis points compared to 10.46% for the quarter ended September 30, 2003.

    -- The implicit yield on new business was 13.68% for the quarter ended December 31, 2003 compared to 13.80% for the quarter ended September 30, 2003.

    -- The weighted cost of funds was 4.81% for the quarter ended December 31, 2003, a 31 basis point improvement from the 5.12% for the quarter ended September 30, 2003. During the fourth quarter, the company began to borrow again under its lower cost warehouse lines of credit, following its 2003 asset-backed securitization completed in the third quarter. Usage of the warehouse lines and the payoff in November of the 11.0% subordinated debt resulted in lower blended borrowing costs.

    Operating Expenses

    -- Salaries and benefits expense was $2.8 million in the fourth quarter of 2003 compared to $2.6 million in the third quarter of 2003. Employee headcount increased by 10, from 227 at September 30, 2003 to 237 at December 31, 2003. Salaries and benefits expense was 2.8% as an annualized percentage of average net investment in leases for both the third and fourth quarters of 2003.

    -- Other general and administrative expenses were $2.5 million for the fourth quarter 2003, an increase of $676,000 from $1.8 million for the third quarter of 2003. The increase was primarily the result of higher legal fees incurred and certain costs associated with becoming a public company. Other general and administrative expenses as an annualized percentage of average net investment in leases were 2.46% for the fourth quarter of 2003, an increase of 56 basis points from 1.90% for the third quarter of 2003.

    Insurance and other Income

    -- Insurance and other income was $934,000 for the fourth quarter 2003, an increase of 23% from $757,000 for the same period in 2002.

    Funding and Liquidity

    -- In November, we closed on the sale of 5,060,000 shares of our common stock in our IPO. Of these shares, a total of 3,581,255 shares were sold by the company and 1,478,745 shares were sold by selling shareholders. The initial public offering price was $14.00 per share resulting in net proceeds to us, after payment of underwriting discounts and commissions but before other offering costs, of approximately $46.6 million. We did not receive any proceeds from the shares sold by the selling shareholders. We used the net proceeds from the IPO as follows: (i) approximately $10.1 million was used to repay all of our outstanding 11% subordinated debt and all accrued interest thereon; (ii) approximately $6.0 million was used to pay accrued dividends on preferred stock which converted to common stock at the time of the IPO; (iii) approximately $2.2 million was used to pay expenses incurred in connection with the IPO. The remaining $28.3 million will be used for general corporate and liquidity purposes.

    Conference Call and Webcast

    We will host a conference call on Thursday, February 5, 2004 at 2:00 p.m. EST to discuss our fourth quarter and full year 2003 results. If you wish to participate, please call (877) 407-8031 (International participants please use (201)-689-8031) approximately 10 minutes in advance of the call time. The meeting number is 741982404. The call will also be webcast on the Investor Relations page of the Marlin Business Services Corp. website, www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 90 days.

    About Marlin Business Services Corp.

    Marlin Business Services Corp. is a nationwide provider of equipment leasing solutions primarily to small businesses. The company's principal operating subsidiary, Marlin Leasing Corporation, finances over 60 equipment categories in a segment of the market generally referred to as "small-ticket " leasing (i.e. leasing transactions less than $250,000). The company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. Headquartered in Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver and Philadelphia. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

    Forward-Looking Statements

    This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's 424(b)(1) prospectus filed with the Securities and Exchange Commission on November 12, 2003. We are under no obligation to (and expressly disclaims any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.


                    MARLIN BUSINESS SERVICES CORP.
                           AND SUBSIDIARIES
                      Consolidated Balance Sheets
               (in thousands, except per share amounts)


                                                  December  December
                                                     31,       31,
                                                    2003      2002
                                                  --------  --------
        Assets
Cash and cash equivalents                          $29,435    $6,354
Restricted cash                                     15,672    12,582
Net investment in direct financing leases          421,698   337,434
Property and equipment, net                          2,413     2,049
Other assets                                         5,643     5,749
                                                  --------  --------
Total assets                                      $474,861  $364,168
                                                  ========  ========

        Liabilities and Shareholders' Equity
Debt and secured borrowings                       $378,900  $315,361
Subordinated debt                                       --     9,520
Other liabilities:
    Lease obligation payable                           630       628
    Accounts payable and accrued expenses            9,100     6,630
    Warrants to purchase Class A Common Stock           --     1,422
    Deferred income tax liability                   10,799     5,232
                                                  --------  --------
        Total liabilities                          399,429   338,793

    Redeemable convertible preferred stock              --    21,171

Shareholders' equity:
    Common Stock, $0.01 par value; 75,000 shares
     authorized; 11,214 and 1,623 shares issued
     and outstanding                                   112        16
    Preferred Stock, $0.01 par value; 5,000
     shares authorized; none issued and
     outstanding.                                       --        --
    Additional paid-in capital                      71,918     1,842
    Stock subscription receivable                     (213)     (147)
    Deferred compensation                              (50)       --
    Retained earnings                                3,665     2,493
                                                  --------  --------
        Total shareholders' equity                  75,432     4,204
                                                  --------  --------
Total liabilities and shareholders' equity        $474,861  $364,168
                                                  ========  ========



                    MARLIN BUSINESS SERVICES CORP.
                           AND SUBSIDIARIES
                 Consolidated Statements of Operations
           (dollars in thousands, except per share amounts)

                            Three Months Ended        Years Ended
                                December 31,          December 31,
                          --------------------- ---------------------
                              2003       2002       2003       2002
                          ---------- ---------- ---------- ----------

Income:
  Interest and fee income $   15,511 $   12,627 $   56,950 $   46,664
  Interest expense             4,810      4,761     18,069     17,899
                          ---------- ---------- ---------- ----------
    Net interest and fee
     income                   10,701      7,866     38,881     28,765
  Provision for credit
   losses                      2,136      1,683      7,965      6,850
                          ---------- ---------- ---------- ----------
    Net interest and fee
     income after
     provision for credit
     losses                    8,565      6,183     30,916     21,915

  Insurance and other
   income                        934        757      3,423      2,725
                          ---------- ---------- ---------- ----------
    Operating income           9,499      6,940     34,339     24,640

  Salaries and benefits        2,790      2,398     10,273      8,109
  General and
   administrative              2,458      1,669      7,745      5,744
  Financing related costs        452        385      1,604      1,618
  Change in fair value of
   warrants                      692        144      5,723        908
                          ---------- ---------- ---------- ----------

      Income before income
       taxes                   3,107      2,344      8,994      8,261
Income taxes                   1,503      1,012      5,816      3,731
                          ---------- ---------- ---------- ----------
Net Income                     1,604      1,332      3,178      4,530
Preferred stock dividends        566        435      2,006      1,781
                          ---------- ---------- ---------- ----------
Net income attributable to
 common shareholders      $    1,038 $      897 $    1,172 $    2,749
                          ========== ========== ========== ==========


      Basic earnings per
       share:             $     0.15 $     0.56 $     0.39 $     1.61
                          ========== ========== ========== ==========
      Diluted earnings per
       share:             $     0.14 $     0.19 $     0.35 $     0.63
                          ========== ========== ========== ==========

Shares used in computing
 basic earnings per share: 6,886,694  1,595,797  3,001,754  1,703,820
                          ========== ========== ========== ==========

Shares used in computing
 diluted earnings per
 share:                    7,355,133  7,045,769  3,340,968  7,138,232
                          ========== ========== ========== ==========



                    MARLIN BUSINESS SERVICES CORP.
                           AND SUBSIDIARIES
                    Pro Forma Financial Information
           (dollars in thousands, except per share amounts)

                               Three Months Ended        Years Ended
                                 December 31,           December 31,
                             ---------------------- ------------------
                                2003        2002      2003      2002
                             ---------   ---------  --------  --------
Net income attributable
 to common shareholders
 per GAAP                    $ 1,038      $ 897    $ 1,172    $ 2,749

     Change in fair value
      of warrants                692        144      5,723        908
     Preferred stock
      dividends                  566        435      2,006      1,781
     Unamortized discount
      expensed on payoff
      of subordinated
      debt, net of tax           270         --        270         --

Pro forma Net Income         $ 2,566     $ 1,476   $ 9,171    $ 5,438



Pro forma average diluted
 shares outstanding       10,022,957   7,553,769  8,400,073  7,646,309


Pro forma diluted
 earnings per share          $ 0.26       $ 0.20     $ 1.09    $ 0.71



In conjunction with its November IPO, Marlin's capital structure was simplified into one class of outstanding common stock. All previously outstanding warrants and convertible preferred stock were exercised and converted to common stock. Following the completion of the IPO, the company has 11,213,610 shares of common stock outstanding. Prior to the IPO, warrants outstanding were recorded as a liability and periodically marked to their fair market value with increases in value causing current period expense. This non-cash expense was $692,000 for the quarter ended December 31, 2003 and $5.7 million for the year ended 2003. Upon the exercise of the warrants to common stock, the warrant liability was reclassified to shareholders equity. Similarly, all outstanding convertible preferred stock converted to common stock at the time of the IPO. The pro forma adjustments reflect the exercise of the warrants and conversion of the preferred stock and the add back of the expenses and dividends associated with each in the pre-IPO periods. Pursuant to GAAP, these adjustments are anti-dilutive and, therefore, not reported in diluted earnings per share calculations. In addition, the company paid off $10 million of subordinated debt outstanding in accordance with it reorganization resulting in the recapture of $270,000 of unamortized discount and transaction costs net of tax. This one time expense has been added back to pro forma earnings for 2003.


SUPPLEMENTAL QUARTERLY DATA - 2003

(dollars in thousands,
 except per share amounts)                   Quarter Ended:
                                3/31/03   6/30/03   9/30/03  12/31/03
                                -------------------------------------

New Asset Production:
# of Sales Reps                      71        69        81        84

# of Leases                       6,695     7,694     7,925     7,944
Equipment Volume               $ 51,008  $ 59,262  $ 65,414  $ 66,594

Average monthly sources           1,040     1,101     1,133     1,188

Implicit Yield on New Business    14.44%    14.23%    13.80%    13.68%

Interest income yield             12.66%    12.68%    12.53%    12.43%
Fee income yield                   2.87%     2.99%     3.05%     3.09%
Interest and fee income yield     15.53%    15.67%    15.58%    15.52%
Cost of funds                      5.14%     4.71%     5.12%     4.81%
Net interest and fee margin       10.40%    10.96%    10.46%    10.71%


Portfolio Asset Quality:
60+ Days Past Due
 Delinquencies %                   0.64%     0.64%     0.64%     0.74%
60+ Days Past Due
 Delinquencies $               $  2,590  $  2,781  $  2,961  $  3,629


Net Charge-offs                $  1,770  $  1,514  $  1,808  $  1,822
% on Average Net Investment in
 Leases annualized                 2.11%     1.72%     1.93%     1.82%

Allowance for Credit Losses    $  4,047  $  4,451  $  4,703  $  5,016
% of 60+ delinquencies           156.25%   160.05%   158.83%   138.22%

Balance Sheet

Assets
Investment in Direct Financing
 Leases                        $342,988  $364,235  $387,696  $411,989
Initial direct costs and fees    12,585    13,131    13,846    14,725
Reserve for Credit Losses        (4,047)   (4,451)   (4,703)   (5,016)
   Net Investment in Leases    $351,526  $372,915  $396,839  $421,698
Cash and Cash Equivalents         5,704     6,294    15,837    29,435
Restricted Cash                  11,598    65,446    15,081    15,672
Other Assets                      7,491     8,286     8,493     8,056
Total Assets                   $376,319  $452,941  $436,250  $474,861

Liabilities
Total Debt                     $333,352  $402,535  $380,839  $378,900
Other Liabilities                17,170    24,147    28,219    20,528
Total Liabilities              $350,522  $426,682  $409,058  $399,429

Preferred stock                $ 21,641  $ 22,123  $ 22,611  $      -


SUPPLEMENTAL QUARTERLY DATA - 2003 - continued

(dollars in thousands,
 except per share
 amounts)                             Quarter Ended:
                        3/31/03     6/30/03     9/30/03     12/31/03
                        --------------------------------------------
Shareholders' Equity
Common Stock          $       17  $       17  $       17  $       112
Paid-in Capital            1,846       1,862       1,935       71,656
Retained Earnings          2,294       2,258       2,629        3,665
Total Shareholders'
 equity               $    4,157  $    4,137  $    4,581  $    75,432

Total Liabilities and
 Shareholders' Equity $  376,319  $  452,942  $  436,250  $   474,861

Capital and Leverage:

Tangible Equity
 (includes sub debt &
 preferred stock)     $   35,798  $   36,260  $   37,192  $    75,432
Debt to Tangible
 Equity                     9.03       10.83        9.97         5.02


Expense Ratios:

Salaries and benefits
 expense              $    2,336  $    2,515  $    2,631  $     2,790
Salaries and benefits
 expense annualized %
 of avg. net
 investment                 2.79%       2.86%       2.80%        2.79%

General and
 administrative
 expense              $    1,578  $    1,926  $    1,782  $     2,458
General and
 administrative
 expense annualized
 % of avg. net
 investment                 1.88%       2.19%       1.90%        2.46%


Per Share Data:

Number of Shares -
 Diluted               7,297,591   7,394,277   7,449,501    7,355,133
EPS- Diluted          $     0.04  $     0.06  $     0.12  $      0.14

Pro forma number of
 Shares - Diluted (1)  7,868,591   7,965,277   8,020,501   10,022,957
Pro forma Diluted
 Earnings per Share   $     0.26  $     0.29  $     0.28  $      0.26


(1) Pro forma shares outstanding assume conversion of convertible preferred stock and the exercise of warrants outstanding. The preferred stock and warrants were exercised into common shares in conjunction with the company's IPO in November 2003.



SUPPLEMENTAL QUARTERLY DATA - 2002

(dollars in thousands,
 except per share amounts)                  Quarter Ended:
                                3/31/02   6/30/02   9/30/02  12/31/02
                                -------------------------------------
New Asset Production:
# of Sales Reps                      58        56        67        67

# of Leases                       5,876     6,511     6,417     6,560
Equipment Volume               $ 44,363  $ 54,206  $ 51,828  $ 53,007

Average monthly sources             861       906       931       929

Implicit Yield on New Business    14.32%    14.16%    14.09%    14.17%

Interest income yield             13.42%    13.16%    13.07%    12.79%
Fee income yield                   3.04%     3.28%     3.07%     2.99%
Interest and fee income yield     16.46%    16.44%    16.14%    15.78%
Cost of funds                      6.43%     5.88%     6.59%     5.95%
Net interest and fee margin       10.03%    10.56%     9.55%     9.83%


Portfolio Asset Quality:

60+ Days Past Due
 Delinquencies %                   1.05%     0.66%     0.82%     0.86%
60+ Days Past Due
 Delinquencies $               $  3,354  $  2,285  $  3,034  $  3,364

Net Charge-offs                $  1,638  $  1,337  $  1,475  $  1,495
% on Average Net Investment in
 Leases annualized                 2.56%     1.93%     1.97%     1.87%

Allowance for Credit Losses    $  3,301  $  3,608  $  3,776  $  3,965
% of 60+ delinquencies            98.42%   157.90%   124.46%   117.87%

Balance Sheet

Assets

Investment in Direct Financing
 Leases                        $265,767  $290,454  $310,430  $328,971
Initial direct costs and fees    11,046    11,463    11,905    12,428
Reserve for Credit Losses        (3,301)   (3,608)   (3,776)   (3,965)
Net Investment in Leases       $273,512  $298,309  $318,559  $337,434
Cash and Cash Equivalents         1,517    10,490     6,063     6,354
Restricted Cash                   7,654    49,814    10,942    12,582
Other Assets                      7,677     8,514     8,102     7,798
Total Assets                   $290,360  $367,127  $343,666  $364,168

Liabilities
Total Debt                     $261,122  $330,297  $307,071  $324,881
Other Liabilities                 7,039    13,466    12,676    13,912
Total Liabilities              $268,160  $343,764  $319,748  $338,793

Preferred stock                $ 19,828  $ 20,276  $ 20,733  $ 21,171



SUPPLEMENTAL QUARTERLY DATA - 2002 - continued

(dollars in thousands,
 except per share
 amounts)                             Quarter Ended:
                         3/31/02     6/30/02     9/30/02    12/31/02
                         -------------------------------------------
Shareholders' Equity
Common Stock           $       19  $       19  $       16  $       16
Paid-in Capital             2,099       2,104       1,574       1,695
Retained Earnings             254         965       1,596       2,493
Total Shareholders'
 equity                $    2,371  $    3,087  $    3,186  $    4,204

Total Liabilities and
 Shareholders' Equity  $  290,360  $  367,127  $  343,666  $  364,168

Capital and Leverage:

Tangible Equity
 (includes sub debt &
 preferred stock)      $   32,199  $   33,364  $   33,918  $   35,375
Debt to Tangible
 Equity                      7.80        9.60        8.76        8.90


Expense Ratios:

Salaries and benefits
 expense               $    1,766  $    1,905  $    2,040  $    2,398
Salaries and benefits
 expense annualized %
 of avg. net
 investment                  2.76%       2.75%       2.72%       3.00%

General and
 administrative
 expense               $    1,244  $    1,394  $    1,437  $    1,669
General and
 administrative
 expense annualized %
 of avg. net
 investment                  1.94%       2.01%       1.92%       2.09%


Per Share Data:

Number of Shares -
 Diluted                7,208,136   7,184,977   7,131,433   7,045,769
EPS- Diluted           $     0.13  $     0.15  $     0.15  $     0.19

Pro forma number of
 Shares - Diluted (1)   7,716,136   7,692,977   7,639,433   7,553,769
Pro forma Diluted
 Earnings per Share    $     0.13  $     0.20  $     0.18  $     0.20


(1) Pro forma shares outstanding assume conversion of convertible preferred stock and the exercise of warrants outstanding. The preferred stock and warrants were exercised into common shares in conjunction with the company's IPO in November 2003.


    CONTACT: Marlin Business Services Corp., Mount Laurel
             Bruce Sickel, 888-479-9111 ext. 4108